EXHIBIT 10.16.5

TWELFTH AMENDMENT TO LOAN AGREEMENT

This Twelfth Amendment to Loan Agreement (this “Agreement”) dated as of December 21, 2010, is entered into among Lithia Motors, Inc., an Oregon corporation (“Borrower”); the lenders which are from time to time parties to the Loan Agreement (each a “Lender” and any two or more “Lenders”); and U.S. Bank National Association, as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S

A. Borrower, the Lenders and Agent have entered into a Loan Agreement dated as of August 31, 2006, which has been amended from time to time, including by amendments dated as of June 29, 2007, February 13, 2008, March 17, 2008, August 15, 2008, December 12, 2008, March 31, 2009, October 28, 2009, January 14, 2010, February 17, 2010, June 29, 2010, and July 16, 2010 (collectively, the “Loan Agreement”).

B. The parties wish to modify the terms and conditions of the Loan Agreement, as set forth below.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Loan Agreement. The definition of the following term in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

“Letter of Credit Commitment” means an amount equal to $3,000,000.00.

2. Guarantor Name Changes. L2 Auto of Texas, Inc. (“L2”) has changed its name to Lithia of Texas, Inc. (“LTI”) and Lithia of Redding, Inc. (“LRI”) has changed its name to Lithia of Concord, Inc. (“LCI”). By signing the Acknowledgment attached hereto, (a) LCI hereby acknowledges and agrees that all indebtedness and obligations of LRI to Agent and the Lenders are, as a matter of law, obligations of LCI to Agent and the Lenders and all agreements of LRI with or for the benefit of Agent and the Lenders, including without limitation each guaranty executed by LRI are and shall be binding upon LCI, (b) LTI hereby acknowledges and agrees that all indebtedness and obligations of L2 to Agent and the Lenders are, as a matter of law, obligations of LTI to Agent and the Lenders and all agreements of L2 with or for the benefit of Agent and the Lenders, including without limitation each guaranty executed by L2 are and shall be binding upon LTI, and (c) LTI and LCI agree that all references to L2 or LRI in the Loan Agreement or any other Loan Document or in any promissory note, guaranty, loan agreement, security agreement, and any other document, instrument or agreement executed by either of them with or for the benefit of Agent and the Lenders, shall hereafter shall be deemed to refer to and are hereby amended to refer to LTI and LCI, respectively. LTI and LCI authorize Agent to file such UCC financing statements or amendments to existing financing statements as it deems necessary to perfect or protect its security interest in any property in which Agent and the Lenders have a security interest.

3. Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions:

3.1 Agent has received executed originals of this Agreement and such other Loan Documents as Agent requires and Borrower and each Guarantor have provided such information and satisfied such requirements as Agent reasonably requires.

3.2 No Default shall have occurred and be continuing under the Loan Agreement, or will exist after giving effect to the transactions contemplated hereby and the amendments made by this Agreement.

3.3 All representations and warranties in the Loan Agreement and in this Agreement are true and correct as of the date of this Agreement.

4. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

5. Reaffirmation; Release. By signing this Agreement or the attached Acknowledgment:

5.1 Reaffirmation. Borrower and each Guarantor (each, a “Loan Party”) affirm that the representations and warranties in each of the existing Loan Documents are and will be true, correct and complete as of the date hereof, and agree that (i) except as amended previously or in connection herewith, each Loan Document is and shall remain valid and enforceable in accordance with its terms and (ii) such Borrower or Guarantor has no claims, defenses, setoffs, counterclaims or claims for recoupment against Agent, the Lenders, or the indebtedness and obligations represented by the Notes, Guaranties, Security Documents and other Loan Documents.

5.2 Release. Each Loan Party hereby releases, acquits, and forever discharges Agent, each Lender, their parent corporations, affiliates, subsidiaries, employees, successors, agents, assigns, representatives, and attorneys (collectively, “Lenders’ Agents”), and each of them, of and from any and all liability, claims, demands, damages, actions, causes of action, defenses, counterclaims, setoffs, or claims for recoupment of whatsoever nature, whether known or unknown, whether in contract or tort or otherwise, arising directly or indirectly from, or in any way related to the Loan Agreement, this Agreement, the Guaranties and the other Loan Documents, any other indebtedness or obligations of any Loan Party to Agent or any one or more of the Lenders or to the relationship between any Loan Party and Agent, any Lender, or Lenders’ Agents.

6. References. On and after the effective date of this Agreement, all references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. Representations and Warranties. Each Loan Party represents and warrants to Agent and the Lenders as follows:

7.1 Authorization. (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (the “Amended Agreement”), (b) its execution, delivery and performance of this Agreement and the other Loan Documents and all documents to be executed, delivered or performed by it have been duly authorized by all necessary entity action, do not require the approval of any governmental agency or other Person, do not contravene any law, regulation, rule, order, or restriction binding on it or its articles of incorporation or other organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected, and (c) this Agreement has been duly executed and delivered by each Loan Party and this Agreement and the Amended Agreement are the legally valid and binding obligations of each Loan party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

7.2 Absence of Default. No Event of Default has occurred and is continuing and no event will result from the consummation of the transactions contemplated by this Agreement that would constitute a Default or Event of Default.

8. Expenses. Borrower shall pay all outside and/or third party costs, fees and expenses (including without limitation, attorney fees) incurred by Agent and each Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other document required to be furnished herewith.

9. Recitals. The Recitals are hereby incorporated herein.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute but one document.

11. Disclosure. Under Oregon law, most agreements promises and commitments made by lender concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower’s residence must be in writing, express consideration and be signed by the lender to be enforceable.

LITHIA MOTORS, INC.		U.S. BANK NATIONAL ASSOCIATION, as Agent, Lender and Issuing Lender

By:	/s/ Sidney DeBoer	By:	/s/ Teresa M. Nilsen

Name:	Sidney DeBoer	Name:	Teresa M. Nilsen

Title:	Chief Executive Officer	Title:	V.P.

By:	/s/ Bryan DeBoer

Name:	Bryan DeBoer

Title:	Chief Operating Officer

ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

Each Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing amendment.

Hutchins Eugene Nissan, Inc.

Hutchins Imported Motors, Inc.

LAD Advertising, Inc.

LGPAC, Inc.

Lithia Auto Services, Inc.

Lithia BNM, Inc.

Lithia DE, Inc.

Lithia DM, Inc.

Lithia Financial Corporation

Lithia Aircraft, Inc.

Lithia HPI, Inc.

Lithia Klamath, Inc.

L2 Auto, Inc.

Lithia Medford Hon, Inc.

Lithia Motors Support Services, Inc.

Lithia MTLM, Inc.

Lithia of Roseburg, Inc.

Lithia Real Estate, Inc.

Lithia Rentals, Inc.

Lithia Rose-FT, Inc.

Lithia SOC, Inc.

Lithia Imports of Anchorage, Inc.

Lithia NA, Inc.

Lithia of Anchorage, Inc.

Lithia of Fairbanks, Inc.

Lithia of South Central AK, Inc.

Lithia CIMR, Inc.

Lithia DC, Inc.

Lithia FMF, Inc.

Lithia JEF, Inc.

Lithia MMF, Inc.

Lithia NF, Inc.

Lithia of California, Inc.

Lithia of Eureka, Inc.

Lithia Seaside, Inc.

Lithia Sea P, Inc.

Lithia of Santa Rosa, Inc.

Lithia TR, Inc.

Lithia Centennial Chrysler Plymouth Jeep, Inc.

Lithia Cherry Creek Dodge, Inc.

Lithia Colorado Jeep, Inc.

Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.

Lithia Foothills Chrysler, Inc.

Lithia of Thornton, Inc.

Lithia CCTF, Inc.

Lithia Ford of Boise, Inc.

Lithia of Caldwell, Inc.

Lithia of Pocatello, Inc.

Lithia Poca-Hon, Inc.

Lithia of TF, Inc.

Lithia MBDM, Inc.

Lithia of Des Moines, Inc.

Lithia CDH, Inc.

Lithia HGF, Inc.

Lithia of Billings, Inc.

Lithia of Great Falls, Inc.

Lithia of Helena, Inc.

Lithia of Missoula, Inc.

Lithia CJD of Omaha, Inc.

Lithia CJDSF, Inc.

Lithia Reno Sub-Hyun, Inc.

Lithia SALMIR, Inc.

Lithia ND Acquisition Corp. #1

Lithia ND Acquisition Corp. #3

Lithia ND Acquisition Corp. #4

Lithia Automotive, Inc.

Camp Automotive, Inc.

Lithia DC of Renton, Inc.

Lithia Dodge of Tri-Cities, Inc.

Lithia HyR, Inc.

Lithia of Seattle, Inc.

Lithia of Spokane, Inc.

Lithia of Cedar Rapids #1, Inc.

Lithia of Cedar Rapids #3, Inc.

Lithia AcDM, Inc.

Lithia HDM, Inc.

Lithia NDM, Inc.

Lithia VAuDM, Inc.

Lithia Bryan Texas, Inc.

Lithia CJDO, Inc.

Lithia CJDSA, Inc.

Lithia CM, Inc.

Lithia CO, Inc.

Lithia CSA, Inc.

Lithia DMID, Inc.

Lithia HMID, Inc.

Lithia NSA, Inc.

Lithia of Abilene, Inc.

Lithia of Corpus Christi, Inc.

Lithia of Midland, Inc.

Lithia TA, Inc.

Lithia TO, Inc.

Lithia Community Development Company, Inc.

L2 Auto of Colorado, Inc.

Lithia of Texas, Inc.

L2 Auto of Idaho, Inc.

Lynnwood Properties, LLC

L2 Auto of Oregon, LLC

Lithia of Concord, Inc.

Lithia of Bend #1, LLC

Lithia of Bend #2, LLC

Lithia of Billings II LLC

By:	/s/ Sidney DeBoer

Name:	Sidney DeBoer

Title:	Authorized Agent

By:	/s/ Bryan DeBoer

Name:	Bryan DeBoer

Title:	Authorized Agent